SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2006

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01, Entry into a Material Definitive Agreement

Effective, June 30, 2006 Open Text Corporation (“the Company”) and Mr. Kirk Roberts, the Company’s Executive Vice President Product Solutions and Marketing, entered into an amended employment agreement. The amended employment agreement provides that, if Mr. Roberts’ employment is terminated within six months following a change of control, other than for just cause, disability or death, or if Mr. Roberts terminates his employment with the Company within six months following a change of control and within sixty days following a “parachute event” Mr. Roberts will be entitled to:

•	payments on account of severance equivalent to twelve months base salary and any performance bonus that has been earned on a pro rata basis to the date of termination; and
•	all stock options granted to Mr. Roberts by the Company shall, following the giving of any notice by the Company or Mr. Roberts in this regard, be deemed to vest immediately and shall be exercisable by Mr. Roberts for a period of 90 days following the giving of such notice.

A “parachute event” is defined for this purpose as being a material change position or duties, or a material reduction in salary or benefits, a failure to provide the same benefits after a change of control, or other material breach of the agreement by the Company.

Additionally, the amended agreement also provides that, in the event that Mr. Roberts’ employment is terminated by the Company , other than for just cause, Mr. Roberts will be entitled to payments on account of severance equivalent to twelve months base salary and any performance bonus that has been earned on a pro rata basis to the date of termination.

***

Effective, June 30, 2006 the Company and Mr. Tony Preston, the Company’s Vice President Global Human Resources, entered into an amended employment agreement. The amended agreement provides that, if Mr. Preston’s employment is terminated within six months following a change of control, other than for just cause, disability or death or if Mr. Preston terminates his employment with the Company within six months following a change of control and within sixty days following a “parachute event” Mr. Preston will be entitled to:

•	payments on account of severance equivalent to six months base salary and any performance bonus that has been earned on a pro rata basis to the date of termination; and
•	all stock options granted to Mr. Preston by the Company shall, following the giving of any notice by the Company or Mr. Preston in this regard, be deemed to vest immediately and shall be exercisable by Mr. Preston for a period of 90 days following the giving of such notice.

Additionally, the amended agreement also provides that, in the event that Mr. Preston’s employment is terminated by the Company , other than for just cause, Mr. Preston will be entitled to payments on account of severance equivalent to six months base salary and any performance bonus that has been earned on a pro rata basis to the date of termination. In the event that Mr. Preston completes ten years of service with the Company, such severance shall be increased to twelve months base salary and any performance bonus that has been earned on a pro rata basis to the date of termination.

The amended agreement also provides that Mr. Preston’s position with the Company now be Senior Vice President Global Human Resources.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

July 7, 2006

By: /s/ Paul J. McFeeters

        Paul J. McFeeters

        Chief Financial Officer